Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post –Effective Amendment No. 122 to the Registration Statement on Form N –1A of Fidelity Rutland Square Trust II: Strategic Advisers Fidelity Emerging Markets Fund, Strategic Advisers Fidelity U.S. Total Stock Fund, Strategic Advisers Large Cap Fund, Strategic Advisers Municipal Bond Fund, Strategic Advisers Short Duration Fund and Strategic Advisers Tax-Sensitive Short Duration Fund of our reports dated July 13, 2023; Strategic Advisers Fidelity Core Income Fund of our report dated July 14, 2023; Strategic Advisers Alternatives Fund of our report dated July 21, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds ’ Annual Reports to Shareholders on Form N-CSR for the period ended May 31, 2023.

We also consent to the references to our Firm under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 21, 2023